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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         February 11, 2000                              February 10, 2000
        -----------------------------------------------------------------
                                                       (Date of earliest
                                                         event reported)



                            PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                          -----------------------------

                          Commission File Number 1-4393
                          -----------------------------


Washington                                                          91-0374630
(State or other jurisdiction of                                  (IRS Employer
incorporation or organization)                             Identification No.)

            411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
                    (Address of principal executive offices)

                                 (425) 454-6363
              (Registrant's telephone number, including area code)


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
ITEM 5. Other Events

     On February 10, 2000, the Company released the following information on 1999 earnings.

                                            NEWS RELEASE

FOR IMMEDIATE RELEASE                       Contacts:

February 10, 2000                           Media:     Dorothy Bracken
                                                       1-888-831-7250

                                            Analysts:  Julie Williams
                                                       (425) 462-3808

Puget Sound Energy reports increased 1999 earnings

     Bellevue, Wash. (Feb. 10, 2000) - Puget Sound Energy (NYSE:PSD) today reported 1999 income for common stock of $174.5 million, or $2.06 per share, up from reported income of $156.6 million, or $1.85 per share in 1998.

     "Our financial performance is one of many accomplishments that made 1999 a year of solid improvements in virtually every aspect of our company's business," said President and Chief Executive Officer William S. Weaver. "We continue to implement our strategy to grow the energy delivery business, adding 26,000 natural gas and 16,300 electric customers to our system in 1999, representing annual growth of 4.8 percent and 1.8 percent respectively. At the same time, our focus on customer service resulted in exceeding the 10 service quality measures established in 1997 in cooperation with the Washington Utilities and Transportation Commission. These achievements, coupled with effective cost-management efforts that place us third nationally among investor-owned combined gas/electric utilities operating distribution systems, were particularly gratifying."

     "Going forward, we remain committed to becoming the best distribution company anywhere. Being the best means providing the highest level of service at the lowest cost," added Weaver.

     Income for common stock for the 3-month period ended December 31, 1999, was $57.5 million, or 68 cents per share, compared to income of $59.8 million, or 71 cents per share, for the fourth quarter of 1998. Per-share results for the 1999 fourth quarter were reduced by a charge of $4.2 million, after tax (5 cents per share), to expense license and development costs related to two proposed non-regulated, small hydroelectric projects.

                                     -more-

Puget Sound Energy -- 2

FACTORS IN ANNUAL RESULTS

         Increases in the number of electric and natural gas customers served, together with Pacific Northwest temperatures that averaged near normal as compared to a warmer than normal 1998 period, improved 12-month retail energy sales and margins. Favorable hydroelectric conditions also contributed positively to electric margins in the 1999 period.

         Higher 12-month utility operations and maintenance expenses primarily reflect costs associated with restoring electric service following several fierce storms which occurred early in 1999 and expenses associated with the company's Y2K program. Storm and Y2K costs in 1999 were higher than the related costs in 1998 by $8.3 million and $4.3 million, respectively.

     Contributing positively to 1999's results from non-utility operations were a second-quarter net gain of 10 cents per share from the sale of the company's investment in common stock of Cabot Oil & Gas Corp., offset in part by costs associated with a wholly-owned subsidiary's exiting certain product lines, and a third-quarter net gain of 4 cents per share related to the sale and assignment of certain non-core assets and gas supply transportation contracts. Also impacting 12-month ended results was the 5 cents per share charge in the fourth quarter, described above.

FACTORS IN 3-MONTH RESULTS

         Increased revenues from retail energy sales reflected continued growth in the number of customer served, offset in part by the impact of weather that was 5 percent warmer than the same period in 1998. Favorable hydroelectric conditions also contributed positively to 1999 fourth quarter margins. Continued emphasis on cost management contributed to the fourth quarter decline of $3.2 million in utility operations and maintenance expenses.

                                                                  ###

PUGET SOUND ENERGY -- SUMMARY INCOME  STATEMENT
(In thousands,  except per-share amounts)
                                               3 months ended 12/31  (1)           12 months ended 12/31
                                        ----------------------------------  -----------------------------------
                                             1999             1998   (2)          1999              1998   (2)
                                        -------------    ---------------    ---------------    ---------------
Operating revenues

    Electric                            $    475,046     $      444,302     $    1,558,012     $    1,475,208
    Gas                                      162,766            142,022            485,488            416,551
    Other                                      7,011             14,281             23,130             32,097
                                          -----------      -------------      -------------      -------------
       Total operating revenues              644,823            600,605          2,066,630          1,923,856
                                          -----------      -------------      -------------      -------------

Operating expenses

    Purchased electricity                    240,074            234,267            780,162            752,148
    Purchased gas                             80,746             58,105            220,009            175,805
    Electric generation fuel                  26,853             20,155             59,439             56,557
    Residential exchange                     (11,131)           (16,230)           (39,000)           (55,562)
    Utility operations & maintenance          61,042             64,266            240,645            231,636
    Other operations & maintenance             4,315             11,097             22,387             30,102
    Depreciation & amortization               46,999             42,417            175,710            165,587
    Conservation amortization                  2,372              1,911              7,841              6,199
    Other taxes                               51,111             44,533            180,141            160,472
    Federal income taxes                      40,585             44,190            109,164            105,814
                                          -----------      -------------      -------------      -------------
       Total operating expenses              542,966            504,711          1,756,498          1,628,758
                                          -----------      -------------      -------------      -------------

Operating income                             101,857             95,894            310,132            295,098
Other income                                    (831)             3,370             25,819             13,182
                                          -----------      -------------      -------------      -------------
Income before interest charges               101,026             99,264            335,951            308,280

Interest charges                              41,191             36,288            150,384            138,668
                                          -----------      -------------      -------------      -------------

Net income                                    59,835             62,976            185,567            169,612
Less pref. stock dividends accruals            2,376              3,218             11,065             13,003

                                          -----------      -------------      -------------      -------------
Income for common stock                 $     57,459     $       59,758     $      174,502     $      156,609

Common shares outstanding                     84,730             84,561             84,613             84,561

                                          -----------      -------------      -------------      -------------
Earnings per common share               $       0.68     $         0.71     $         2.06     $         1.85


     (1) Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.

     (2) Results for 1998 include certain reclassifications to present financial results on a consistent basis with 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PUGET SOUND ENERGY

  Date:February 11, 2000                       By:

                                                      James W. Eldredge
                                               --------------------------------
                                               James W. Eldredge
                                               Corporate Secretary & Controller